Exhibit (b)(1)

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY operating AGREEMENT

OF

Eagle point income company LLC

This First Amended and Restated Limited Liability Company Operating Agreement (the “Agreement”) of Eagle Point Income Company LLC is entered into as of July 10, 2018 by Eagle Point Credit Management LLC, a Delaware limited liability company (the “Member”), as its sole member.

WHEREAS, pursuant to Section XX of the Limited Liability Company Operating Agreement of the Company, dated as of June 11, 2018 (the “Existing Agreement”), the Existing Agreement may be amended in a writing executed by the Member;

NOW, THEREFORE, the Member hereby amends and restates the Existing Agreement in its entirety and hereby agree as follows:

I.                        Formation and Name. The Member has formed a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. Code §18-101, et seq.), as amended from time to time (the “Act”). The name of the limited liability company is Eagle Point Income Company LLC (the “Company”).

II.                        Certificates. Nauman S. Malik, as an authorized person, under Section 18-204 of the Act (the “Organizer”), has executed, delivered and filed the Certificate of Formation of the Company. The Member, as an authorized person under Section 18-204 of the Act, shall execute, deliver and file any amendments and/or restatements to the Certificate of Formation and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business and any other documentation necessary or convenient for the formation of the Company or the authorization of the Company’s business activities. All prior actions of Organizer undertaken to perform his duties under this paragraph are hereby ratified by the Member.

III.                        Term. The Company shall have perpetual existence unless sooner dissolved and wound up by the Member pursuant to Section XVIII, or by the entry of a decree of judicial dissolution under Section 18-802 of the Act.

IV.                        Purpose and Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and exercising any powers permitted to limited liability companies under the laws of the State of Delaware. The Company shall have and exercise all powers necessary, convenient or incident to accomplishing the foregoing purposes.

V.                        Principal Business Office. The principal business office and mailing address of the Company shall be located at such location as may hereafter be determined by the Member.

VI.                        Registered Office and Registered Agent. The registered office of the Company in the State of Delaware is located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

VII.                        Member. The Member holds a 100% interest in the Company.

VIII.                      Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Organizer, the Member nor any other person or entity shall be obligated personally for any such debt, obligation or liability of the Company.

IX.                        Capital Contributions. The Member may make from time to time, but is not required to make, capital contributions to the Company as shall be determined by the Member.

X.                         Allocation of Profits and Losses. The Company’s profits and losses, if any, shall be allocated to the Member.

XI.                        Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

XII.                        Management.

A.                The Board of Directors; Delegation of Authority and Duties.

(i)                 Subject to the delegation of rights and powers as provided for herein, the business and affairs of the Company shall be vested in and conducted by the board of directors of the Company (the “Board”), which shall have the right to manage and control the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company at the discretion of the Member. Except as otherwise expressly provided for herein, the Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the Act or otherwise by applicable law with respect to the management and control of the Company. The members of the Board (each, a “Director”) shall devote such time and effort to the affairs of the Company as each may deem appropriate for the oversight of the management and affairs of the Company and shall not be expected to devote all of his or her time or business efforts to the affairs of the Company.

(ii)              Except as otherwise provided in this Agreement, the Board shall have the power and authority to delegate its rights and powers to manage and control the business and affairs of the Company to a committee of the Directors, the Directors, the Officers (as defined below) or agents of the Company or the investment adviser of the Company (the “Investment Adviser”). The Board may authorize any Member or Officer to enter into any document on

2

behalf of the Company and perform the obligations of the Company thereunder. For the avoidance of doubt, the Board shall not have the power and authority to delegate any rights or powers customarily requiring the approval of the board of directors of a Delaware corporation.

(iii)            The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors. Any such committee, to the extent permitted by applicable law, this Agreement and a resolution of the Board, shall have, and may exercise, all the powers and authority of the Board in the management of the business and affairs of the Company.

(iv)             The Board shall, in the performance of its duties, be protected fully in relying in good faith upon the duly maintained records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Board reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

(v)               Subject to the provisions of this Agreement, any action which could be taken by the Board or a committee thereof at a meeting of the Board or such committee may be taken by the Board or such committee without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by all members of the Board or such committee Any such written consent may be executed and ascribed to by facsimile or similar electronic means.

(vi)             The number of Directors constituting the Board shall not be less than four (4) nor more than eight (8) and the initial number of Directors shall be six (6). The following persons are hereby appointed as the initial Directors:

Scott W. Appleby

Thomas P. Majewski

James R. Matthews

Kevin F. McDonald

Paul E. Tramontano

Jeffrey L. Weiss

The initial chairman of the Board (the “Chairman”) shall be Thomas P. Majewski. Upon Mr. Majewski’s resignation, removal from office, death or incapacity, the Chairman shall be appointed by the Member. Each Director shall hold office until such Director’s earlier resignation, removal from office, death or incapacity. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors then in office, although less than a quorum, and each Director so chosen shall hold office until such Director’s earlier resignation, removal from office, death or incapacity. Directors may be elected and removed by the Member in its discretion at any time and from time to time.

3

(vii)          The Board shall meet no less frequently than quarterly. Written notice stating the place, day and hour of any meeting of the Board shall be delivered to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail not less than twenty four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The Chairman of the Board shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(viii)        Except as may be otherwise specifically provided by applicable law, the Company’s certificate of formation or this Agreement, at all meetings of the Board or any committee thereof, a majority of the entire Board or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board or of any committee thereof, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(ix)             Members of the Board or any committee designed by the Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section XII.A(ix) shall constitute presence in person at such meeting.

(x)               Any Director may resign at any time by submitting his or her written resignation to the Board or secretary of the Company. Such resignation shall take effect at the time of its receipt by the Company unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

B.                 The Investment Adviser. Notwithstanding anything herein to the contrary, the Board shall have the power and authority to delegate to the Investment Adviser the right to manage the assets of the Company.

XIII.                        Officers.

A.                Designation and Appointment. The Board may, from time to time, appoint such officers (the “Officers”) as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board). Any number of offices may be held by the same person. Officers need not be residents of the State of Delaware. The Board may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly designated and shall have qualified as an Officer or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Officers of the Company shall not receive any salaries or other compensation directly from the Company unless the Member so determines.

4

B.                 Resignation and Removal. Any Officer may resign as such at any time by submitting his or her written resignation to the Board or secretary of the Company. Such resignation shall take effect at the time of its receipt by the Company unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any person as an Officer by the Board shall not in and of itself vest in such person any contractual or employment rights with respect to the Company.

C.                 Initial Officers.  The following persons are hereby appointed as the initial Officers of the Company:

Thomas P. Majewski	Chief Executive Officer

Kenneth P. Onorio	Chief Financial Officer and Chief Operating Officer

Nauman S. Malik	Chief Compliance Officer

Courtney Fandrick	Secretary

Each Officer, acting alone and without further action by the Board, shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company.

XIV.                        Other Business. The Member and any person or entity affiliated with the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such ventures or the income or profits therefrom by virtue of this Agreement.

XV.                        Exculpation and Indemnification. None of the Organizer, the Member, any Director nor any Officer shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Organizer, Member, Director or Officer in good faith and without gross negligence or willful misconduct in connection with the formation of the Company or on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Organizer, Member, Director or Officer by this Agreement. To the full extent permitted by applicable law, the Organizer, Member, Directors and Officers shall each be indemnified from and held harmless by the Company for any loss, damage or claim incurred by such Organizer, Member, Director or Officer by reason of any act or omission performed or omitted by such person on behalf of the Company in good faith and without gross negligence or willful misconduct; provided, however, that any indemnity under this Section XV shall be provided out of and to the extent of Company assets only, and no Member, Director or Officer shall have personal liability on account thereof.

XVI.                        Assignments. If the Member transfers all or parts of its interest in the Company, the transferee shall be admitted to the Company as a member upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.

5

XVII.                        Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member. Upon the admission of one or more additional members of the Company, this Agreement shall be amended to reflect such new member or members as a Member or Members of the Company.

XVIII.                       Dissolution.

     A.                The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the written consent of the Member or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     B.                 In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

XIX.                        Severability of Provisions. Each provision of this Agreement shall be considered severable, and, if for any reason, any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

XX.                        Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

XXI.                        Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

6

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

EAGLE POINT CREDIT MANAGEMENT LLC

By: /s/ Nauman S. Malik____________

Name: Nauman S. Malik

Title: General Counsel